Exhibit 10.8

AMENDMENT NO. 2 TO
SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 (the “Amendment”) to that certain Secured Convertible Promissory Note (the “Note”) issued to the undersigned (the “Holder”) pursuant to that certain Securities Purchase Agreement dated as of September 9, 2016 (as amended, the “Agreement”), by and among root9B Holdings, Inc. (f/k/a root9B Technologies, Inc.), a Delaware corporation (the “Company”) and the Purchasers (as defined therein), is entered into effective as of March 24, 2017 (the “Effective Date”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Note.

RECITALS

Whereas, the Company desires to raise additional capital pursuant to the Agreement;

Whereas, the Company and the Holder have agreed to amend the Note as set forth herein;

Whereas, pursuant to Section 11 of the Note, the Note may be amended only with the written consent of the Company and the Holder; and

Whereas, the Holder and the Company desire to amend the Note as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and of the mutual promises and conditions hereinafter set forth, the parties hereto agree as follows:

A.
Amendment of Definition of Maturity Date. The definition of “Maturity Date” set forth in the Note is hereby amended to be September 9, 2019.

B.
Amendment of Section 1(c). Section 1(c) of the Note is hereby amended in order to add the following sentence at the end of such section:

“Notwithstanding the provisions of this Section 1(c), the Company shall only be permitted to prepay this Note if concurrently with such prepayment the Company prepays all Notes issued pursuant to the Purchase Agreement on a pro-rata basis.”

C.
Amendment of Section 1(e). Section 1(e) of the Note is hereby amended and restated as follows:

“(e)
Ranking. The Note shall rank senior in all respects to indebtedness, liabilities or obligations of the Company to other parties outstanding as of the date of this Note and shall rank pari passu with any Note issued pursuant to the Purchase Agreement.”

D.
Amendment of Section 1(f)(i). The definition of “Interest Conversion Rate” set forth in Section 1(f)(i) of the Note is hereby amended and restated as follows:

(i)
“Interest Conversion Rate” means a per share price equal to 85% of the quotient of the sum of the VWAP of the Common Stock as of each Trading Day during the five (5) consecutive Trading Day period ending and including the Trading Day ended immediately prior to the Additional Closing Date, divided by five (5), but in no event less than $10.00 per share.”

E.
Amendment of Section 2(a). The definition of “Conversion Price” set forth in Section 2(a) of the Note is hereby amended to reduce the “Conversion Price” of the Note from $12.00 per share (as previously adjusted to reflect the Company’s one-for-fifteen reverse stock split on December 1, 2016) to $10.00 per share.

F.
Amendment of Section 4(g). Section 4(g) of the Note is hereby amended and restated as follows:

“(g)
Cross-Default. There shall have occurred an “Event of Default” (or other comparable event) under any currently or future existing indebtedness of the Company and such “Event of Default” (or other comparable event) shall be continuing and not subject to forbearance. For clarity, a default under any Note shall constitute a default under this Section 4(g); or”

G.
Amendment of Section 4. Section 4 of the Note is hereby amended to include the following Sections 4(i) and 4(j):

“(i)
Working Capital. Following April 30, 2017, the Company, excluding IPSA, shall fail to maintain positive Working Capital (at least $1) as of each month end. For purposes of this Note, “Working Capital” shall mean cash plus accounts receivable within 60 days old minus accounts payable more than 60 days old of a measurement date.

(j)
Payroll Requirement. Following April 30, 2017, the Company, excluding IPSA, shall fail to have sufficient cash on hand (“COH”) equal to or greater than 1.0 times the largest salary payroll paid during the preceding 90 days, as adjusted for any reductions in force (but in any event after April 30, 2017). COH will be computed at the end of each calendar month and equal to the average COH for that month. For purposes of clarity, this payroll amount is exclusive of any severance, bonus or commission payments made but shall include payroll taxes on salary.”

H.
Amendment of Section 5. Section 5 of the Note is hereby amended and restated as follows:

“5.
Rights of Holder upon Default.

(a)
Rights upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, following the applicable cure or grace period, the Holder, may, by written notice to the Company, declare all Outstanding Amounts hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 4(b) or 4(c), immediately and without notice, all Outstanding Amounts payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, and following the applicable cure or grace period, Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both. Any payment made by the Company upon an Event of Default shall be made on a pro-rata basis to all Notes issued pursuant to the Purchase Agreement.

(b)
Right to Designate Directors. In addition to any other right or remedy, upon the occurrence or existence of any Event of Default, and until the Event of Default is cured or the Notes are converted, the Majority Note Holders (as such term as defined in the Agreement) may designate up to two (2) candidates (the “Note Designees”) reasonably acceptable to the Company to serve as directors on the Company’s Board of Directors and the Company shall take such actions necessary to cause such candidates to be added to the Company’s Board of Directors. The right to designate the Note Designees set forth in Section 5(b) may only be exercised once and in no event may the Note Designees elected pursuant to this provision constitute a majority of the Company’s Board of Directors.

(c)
Right of First Refusal. In addition to any other right or remedy, upon the occurrence or existence of any Event of Default, until such Event of Default is cured, Holder shall have a right of first refusal to match any Deal offered by a third party (which may include directors, officers or stockholders, or affiliates or associates thereof). A “Deal” shall mean any written proposal or offer involving (i) a debt or equity financing transaction involving the receipt by the Company of at least $2,000,000, or (ii) the sale or exclusive license of substantially all of the Company’s assets or acquisition of control of the Company in whatever form. The Company shall provide to Holder written notice of the Company’s receipt of any proposal relating to a Deal that the Company receives after the occurrence of an Event of Default until such Event of Default is cured, which Holder shall maintain in confidence until publicly disclosed by the Company. If more than one Holder of a Note issued pursuant to the Agreement exercises its right of first refusal, then the right shall be apportioned based on the principal owed to each Holder. Holder must provide written notice of its desire to match any proposal relating to a Deal within 7 business days of its receipt of written notice of such proposal, and if one or more holders of Notes elects to match such proposal, the parties shall endeavor to close any such Deal as promptly as practicable thereafter.”

I.
Amendment of Section 7(b)(ix). Section 7(b)(ix) of the Note is hereby amended and restated as follows:

(ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

J.
New Section 14. Section 14 is hereby added to the Note as follows:

“14.
Company Covenants.

(a)
Following April 30, 2017, within fifteen (15) days following each month end, the Company shall deliver to holder a certificate setting forth the Company’s Working Capital at the end of such month certified by the Company’s chief financial officer.

(b)
Following April 30, 2017, the Company shall provide written notice to Holder, within twenty-four hours of a determination by the Company, excluding IPSA, that it ceases to have sufficient cash on hand (“COH”) equal to or greater than 1.0 times the largest salary payroll paid during the preceding 90 days, as adjusted for any reductions in force (but in any event after April 30, 2017). COH will be computed at the end of each calendar month and equal to the average COH for that month. For purposes of clarity, this payroll amount is exclusive of any severance, bonus or commission payments made but shall include payroll taxes on salary.”

K.
New Section 15.

“15.
More Favorable Terms. So long as any portion of the principal amount of this Note is unpaid and outstanding, if after the date hereof the Company issues a convertible promissory note(s) (each, a “Future Note”) to any lender having terms and conditions that are, individually or in the aggregate, more favorable than the terms and conditions granted to the Holder hereunder, then this Note shall be deemed to immediately be amended as of the date of the first issuance of such Future Note to reflect substantially equivalent terms and conditions to the Holder hereunder. For purposes of this Section 15, the determination regarding whether any such terms and conditions are more favorable than those granted hereunder shall be made by the Company’s Board of Directors in its reasonable good faith judgment.

L.
Representations of the Company. The Company represents and warrants as follows:

a.
Organization. The Company is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and legal authority to own and use its properties and assets and carry on its business as now conducted. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

b.
Authorization; Enforcement. The Company has all corporate right, power and authority to enter into this Amendment and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Amendment by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder and thereunder has been taken, other than obtaining the requisite filings necessary to authorize and effect the issuance or the shares upon conversion of the Note or the Interest Shares. This Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

M.
Representations of Holder. Holder hereby represents and warrants as follows:

a.
Organization; Authority. Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder. The execution and delivery of this Amendment and performance by Holder of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Holder. This Amendment has been duly executed by Holder, and when delivered by Holder in accordance with the terms hereof, shall constitute the valid and legally binding obligation of Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.
Holder Status. As of the date hereof, Holder is an “accredited investor” as defined in Rule 501 under the Securities Act. Holder is not a broker-dealer registered under Section 15 of the Exchange Act. Holder is acting alone in its determination as to whether to invest in the Notes. Such Holder is not a party to any voting agreements or similar arrangements with respect to the Notes. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Holder with the Securities and Exchange Commission with respect to the beneficial ownership of the Company’s Common Stock, Holder is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Notes. Each Holder represents and warrants that it (i) is not and shall not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if serving as a director or if elected as a director of the Company, shall act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if serving as or elected as a director of the Company, with such Person’s fiduciary duties under applicable law; (ii) is not and shall not become a party to any agreement, arrangement or understanding with any Person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company.

c.
Compliance with Laws. Holder has complied, or will comply, with the reporting requirements of the Securities Exchange Act of 1934, as amended, including, but not limited to, Section 13 and 16 thereunder, arising from, or in connection with, the transactions contemplated by this Amendment, the Agreement and the Note.

N.
Full Force and Effect. All of the provisions of the Note are ratified and confirmed except as modified by this Amendment.

O.
Counterpart. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall be deemed one original. PDF or facsimile copies of manually executed signature pages to this Amendment are fully binding and enforceable without the need for delivery of the original manually executed signature page.

P.
Governing Law. This Amendment shall be governed by the laws of the state of Delaware, without giving effect to conflict of law principles.

Q.
Independent Counsel. Each of the Holder and the Company represents that it has had the opportunity to consult with independent counsel concerning entry into this Amendment, including, but not limited to, any potential reporting requirements and trading restrictions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), arising from or in connection with the transactions contemplated by this Amendment and the Agreement (including Sections 10, 13 and 16 of the Exchange Act).

R.
Cooperation. Each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as any party may reasonably request or as may be reasonably necessary or appropriate to effectuate, consummate and perform any other terms, provisions, or conditions of this Amendment.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the Effective Date.

ROOT9B HOLDINGS, INC.

By:	/s/
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOR HOLDER FOLLOWS]

Agreed to and accepted:

HOLDER:

By:

By:
Name:
Its: